UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2011 (December 15, 2011)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 15, 2011, Harman International Industries, Incorporated (“Harman”) and its wholly owned subsidiary, Harman Holding GmbH & Co. KG (“Harman KG”), entered into the First Amendment (the “Amendment”) to the Multi-Currency Credit Agreement dated as of December 1, 2010 (the “Credit Agreement”), with HSBC Bank USA, National Association and Unicredit Bank AG, New York Branch, as Syndication Agents; Bank of America, N.A., Wells Fargo Bank, N.A. and RBS Citizens, N.A. as Documentation Agents; J.P. Morgan Securities LLC, HSBC Securities (USA), Inc. and Unicredit Bank AG, New York Branch, as Joint Lead Arrangers; JPMorgan Chase Bank, N.A., as Administrative Agent and the other financial institutions party thereto. The Amendment makes certain modifications to the Credit Agreement, including permitting Harman and its subsidiaries to invest cash in marketable direct obligations with maturities of one year or less that are issued by an issuer rated at least A-/A-1 by S&P or A3/P-1 by Moody’s.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment, dated as of December 15, 2011, to the Multi-Currency Credit Agreement, dated as of December 1, 2010, among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, HSBC Bank USA, National Association and Unicredit Bank AG, New York Branch, as Syndication Agents; Bank of America, N.A., Wells Fargo Bank, N.A. and RBS Citizens, N.A. as Documentation Agents; J.P. Morgan Securities LLC, HSBC Securities (USA), Inc. and Unicredit Bank AG, New York Branch, as Joint Lead Arrangers; JPMorgan Chase Bank, N.A., as Administrative Agent and the financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko, Executive Vice President, General Counsel

Date: December 21, 2011